UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 260-0222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 14, 2026, Nexalin Technology, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with GreenLight Ventures LLC, a North Carolina limited liability company (“GLV”). Pursuant to the Purchase Agreement, the Company purchased from GLV, 100 shares (the “PONM Shares”) of common stock, no par value, of PONM, Inc., a North Carolina corporation (“PONM”), representing all of the issued and outstanding shares of PONM.

As consideration for the PONM Shares, the Company agreed to issue to GLV shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), with an aggregate value of $1.3 million (such shares, the “Consideration Shares”). The number of Consideration Shares issuable under the Purchase Agreement will based on the volume-weighted average price per share of the Common Stock on The Nasdaq Capital Market for the 30 trading days ending on the trading day prior to the closing date, as noted below.

The Consideration Shares are issuable in four tranches: 45% at closing; 20%, on the date that is 90 days after the closing date; 20%, on the date that is 180 days after the closing date; and 15%, on the date that is 270 days after the closing date. Closing of the first tranche under the Purchase Agreement occurred, and the Company issued the initial tranche of the Consideration Shares, or 959,016 shares of Common Stock, on May 14, 2026 (the “Closing Date”). The unissued Consideration Shares are subject to specified protective provisions prior to issuance of the final tranche, including down-round protection for certain issuances below the applicable per share price, equitable adjustment for stock splits, reverse stock splits, recapitalizations, reclassifications and similar capital adjustments, and delisting protection, in each case, subject to a floor of $0.61 per share and a ceiling of $1.15 per share. The Purchase Agreement also provides for an acceleration of the issuance of all remaining unissued Consideration Shares upon a change of control of the Company.

By acquiring PONM pursuant to the Purchase Agreement, the Company, through PONM, secured the benefit of PONM’s exclusive license to certain of GLV’s software and platform technology supporting the Company’s HALO™ Clarity program and NeuroCare™ virtual clinic (the “PONM Field of Use”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Collaboration Agreement

On May 14, 2026, the Company entered into a Collaboration Agreement (the “Collaboration Agreement”) with GLV to support the development, compliance and commercialization of the Company’s cranial electrotherapy stimulation technologies and related products using certain licensed software associated with GLV’s digital technology platforms. Prior to the Company’s entry into the Purchase Agreement and the Collaboration Agreement, GLV and PONM entered into a License Agreement, dated April 30, 2026 (the “License Agreement”), under which PONM obtained an exclusive license to use certain GLV software within the PONM Field of Use.

Under the Collaboration Agreement, GLV will provide development services under schedules of work and, upon request, infrastructure support services. Unless otherwise specified in a schedule of work, the Company will pay GLV $10,000 per month for such development services, with approved excess development services and approved infrastructure support services billed at rates set forth in the Collaboration Agreement.

The Collaboration Agreement has an initial term of 24 months and may be terminated by either party upon 180 days’ written notice or for an uncured material breach. If GLV is the breaching party, the Company is released from certain payment obligations for work not received or accepted and retains rights and licenses in software developed by GLV during paid service allotments.

The Collaboration Agreement provides that each party retains its background intellectual property. GLV owns improvements to the licensed software created by GLV or jointly with the Company or a third party during the term, and grants the Company a exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable license to use such intellectual property solely within the PONM Field of Use.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Consideration Shares, including the 959,016 shares of Common Stock issued to GLV on the Closing Date, have been or will be issued in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 8.01	Other Events.

On May 19, 2026, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report, including its acquisition of PONM Shares and entry into the Purchase Agreement and the Collaboration Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2026	NEXALIN TECHNOLOGY, INC.

/s/ Mark White
Mark White
Chief Executive Officer

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